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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Brown-Forman Corporation of our report dated May 23, 2002 relating to the consolidated financial statements, which appears in the Brown-Forman Corporation's 2002 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended April 30, 2002. We also consent to the incorporation by reference of our report dated May 23, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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     PricewaterhouseCoopers LLP

Louisville, Kentucky
April 17, 2003